UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 4, 2023

DigitalOcean Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40252		45-5207470
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

101 6th Avenue	New York	New York	10013
(Address of Principal Executive Offices)			(Zip Code)
(646) 827-4366
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.000025 per share	DOCN	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 4, 2023, Cherie Barrett was named SVP, Chief Accounting Officer of DigitalOcean Holdings, Inc. (the “Company”). Ms. Barrett will assume the roles and responsibilities as the Company’s principal accounting officer and will succeed W. Matthew Steinfort, who has been serving as Interim Chief Accounting Officer. Mr. Steinfort will continue in his role as Chief Financial Officer.
Ms. Barrett, age 51, worked at Zayo Group Holdings, Inc., a provider of telecommunications infrastructure services, from June 2017 to May 2023, where she most recently served as Senior Vice President, Chief Accounting Officer and Controller. Previously, Ms. Barrett held senior-level accounting positions at CorePower Yoga and tw telecom. Earlier in her career, Ms. Barrett worked at First Data Corp/Western Union, Sun Microsystems and Ernst & Young. Ms. Barrett holds both a Bachelor’s and Master’s degree in Accounting from the University of Denver and is a Certified Public Accountant.
Pursuant to Ms. Barrett’s employment agreement, Ms. Barrett will be paid an annual base salary of $340,000 and will be eligible for a target annual discretionary performance bonus of up to 50% of her annual base salary, based on individual and corporate performance goals. Ms. Barrett will receive a restricted stock unit award valued at $2.5 million, with 25% of the shares underlying the grant scheduled to vest after one (1) year and the remaining shares scheduled to vest in 12 equal quarterly installments thereafter, subject to her continued service. Ms. Barrett’s employment agreement has no specific term and provides for at-will employment.
Except as disclosed herein, there is no arrangement or understanding between Ms. Barrett and any other person pursuant to which she was appointed as the Company’s Chief Accounting Officer. There are no family relationships between Ms. Barrett and any of the Company’s directors or executive officers and Ms. Barrett is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. In connection with her appointment, Ms. Barrett will execute the Company’s standard form of indemnification agreement, which was filed as Exhibit 10.6 to the Company’s Form S-1 filed on February 25, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	December 6, 2023	DigitalOcean Holdings, Inc.
		By:	/s/ W. Matthew Steinfort
W. Matthew Steinfort, Chief Financial Officer